UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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HARRIS ASSOCIATES INVESTMENT TRUST
(Name of Registrant as Specified In Its Charter)

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HARRIS ASSOCIATES INVESTMENT TRUST

Oakmark Fund

Oakmark Select Fund

Oakmark Equity and Income Fund

Oakmark Global Fund

Oakmark Global Select Fund

Oakmark International Fund

Oakmark International Small Cap Fund

Special Meeting of Shareholders has been adjourned to

June 17, 2016

Urgent Request

PLEASE SUBMIT YOUR VOTE TODAY!

Dear Shareholder:

The Special Meeting of Shareholders scheduled for May 20, 2016 has been adjourned to June 17, 2016 at 10:00 a.m. Central time with respect to Proposal 2 for the Oakmark Equity and Income Fund and Proposal 3 for the Trust.

We are pleased to report that at the May 20th shareholder meeting, shareholders approved Proposal 1 to elect the Board of Trustees and Proposal 2 to amend the fundamental investment restrictions of the Oakmark Fund, Oakmark Select Fund, Oakmark Global Fund, Oakmark Global Select Fund, Oakmark International Fund and Oakmark International Small Cap Fund.

To date, our records indicate that we have not yet received your vote.  If you have already voted, thank you.  If you have not yet voted, please submit your vote promptly.

For the reasons set forth in the proxy materials, the Board of Trustees recommends that you vote “FOR” the proposals.  Your vote is important no matter how many shares you own.  We urge you to act promptly in order to allow us to obtain a sufficient number of votes to hold the meeting and avoid the cost of additional solicitation.

If you have any questions regarding the proposals, or need duplicate proxy materials, please contact Computershare Fund Services at 1-866-612-1831.  Representatives are available Monday through Friday from 9:00 a.m. to 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern time.  A copy of the proxy statement is also available on Computershare’s website at www.proxy-direct.com/oak-27338.

For your convenience, please utilize any of the following methods to submit your vote:

1. By Internet.

Log on to the website noted on your proxy card(s) or voting instruction form, enter the control number printed on the voting card(s), and follow the simple online instructions.

2. By Touch-Tone Phone.

Call the toll-free number found on your voting card(s) or voting instruction form, and follow the simple instructions.

3. By Speaking to a Proxy Specialist.

Call 1-866-612-1831 to speak to a live proxy specialist.  We can answer your questions and record your vote.

4. By Mail.

Simply return your signed and dated voting card(s) or voting instruction form in the envelope provided.

5.  Attend the adjourned Special Meeting of Shareholders on June 17, 2016.

Please try to utilize one of the options above to vote your shares, so your vote can be received in time for the meeting.

YOUR VOTE IS VERY IMPORTANT.  PLEASE VOTE YOUR SHARES TODAY!

ADJ1_27338/S42111

OAKMARK FUNDS

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News & Insights

VOTE YOUR PROXY TODAY

05/20/2016

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Oakmark Funds at a Glance

- **Oakmark**
- **Select**
- **Equity & Income**
- **Global**

Oakmark Fund (OAKMX) is a diversified fund that seeks long- term capital appreciation by generally investing in larger capitalization U.S. companies.

Investments for the Fund are chosen from a select list created through an intensive research process that seeks to identify undervalued companies with growing free cash

VOTE YOUR PROXY TODAY	Page1 of 1

News & Insights from Oakmark

VOTE YOUR PROXY TODAY

May 20, 2016

Please cast your vote on Proposals 2A-2C for the Oakmark Equity and Income Fund and Proposals 3A-3E for the Trust prior to the adjourned shareholder meeting on June 17th.

We are pleased to report that at the May 20th shareholder meeting, shareholders approved Proposal 1 to elect the Board of Trustees and Proposal 2 to amend the fundamental investment restrictions of the Oakmark Fund, Oakmark Select Fund, Oakmark Global Fund, Oakmark Global Select Fund, Oakmark International Fund and Oakmark International Small Cap Fund.

The shareholder meeting has been adjourned with respect to Proposal 2 for the Oakmark Equity and Income Fund and Proposal 3 for the Trust.

Please review the Proxy Statement which describes the matters requiring your vote, including a comprehensive Question and Answer section.

This site is intended for residents of the U.S. only. The information on the website does not constitute an offer for products or services, or a solicitation of an offer to any person outside of the United States who is prohibited from receiving such information under the laws applicable to their place of citizenship, domicile or residence.

CUSIP identifiers have been provided by CUSIP Global Services, managed on behalf of the American Bankers Association by Standards and Poor’s Financial Services, LLC, and are not for use or dissemination in a manner that would serve as a substitute for any CUSIP service. The CUSIP Database, © 2011 American Bankers Association. “CUSIP” is a registered trademark of the American Bankers Association.

Investing in value stocks presents the risk that value stocks may fall out of favor with investors and underperform growth stocks during given periods.

Before investing in any Oakmark Fund, you should carefully consider the Fund’s investment objectives, risks, management fees and other expenses. This and other important information is contained in a Fund’s prospectus and summary prospectus. Please read the prospectus and summary prospectus carefully before investing. For more information, please call 1-800-OAKMARK (625-6275).

OAKMARK, OAKMARK FUNDS, OAKMARK INTERNATIONAL, and OAKMARK and tree design are trademarks owned or registered by Harris Associates L.P. in the U.S. and/or other countries.

Copyright 2016, Harris Associates Securities L.P., Distributor, Member FINRA.

Date of first use: January 24, 2013.

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